EXHIBIT 10.13


                     AMENDMENT NO. 1 TO SUBLICENSE AGREEMENT

     THIS AMENDMENT NO.1 TO SUBLICENSE AGREEMENT, (the "Amendment"), is made as of the 5th day of March, 2004, by and between COATES INTERNATIONAL, LTD., A Delaware corporation, having its principal offices located at 2100 Highway #34 & Ridgewood Road, Wall Township, New Jersey 07719-9738 ( SUBLICENSOR") and COATES MOTORCYCLE COMPANY, LTD., having its principal offices located at Central Avenue, Building 3 Farmingdale, New Jersey 07727 ( the " SUBLICENSEE").

                                   BACKGROUND
             WHEREAS, SUBLICENSOR owns the exclusive license (the "Exclusive License") to make, use and sell combustion engines utilizing the CSRV Valve System as well as the rights to franchise and sublicense certain Patent Rights* and Technical Information* relating to Licensed Products* utilizing the CSRV Valve System* throughout the countries, their territories and possessions, of North America, Central America and South America (the "Territory");

               WHEREAS, pursuant to its rights under the Exclusive License, SUBLICENSOR and SUBLICENSEE entered into a certain Sublicense Agreement, dated April 30, 2003 (the "Sublicense Agreement") pursuant to the general terms of which SUBLICENSOR granted SUBLICENSEE an exclusive sublicense to make, use and sell motorcycles utilizing the CSRV Valve System in all of the countries and their territories and possessions comprising North America, Central America and South America (the "Territory"), for a period equal to the duration of the patents, including the periods covering any continuations and reissuances thereof as well as any additional patents that may be issued relating to the CSRV Valve System as well as a certain "anti-dilution" right in order that the SUBLICENSOR have the right at all times to maintain a fifty percent plus ownership and control position over the SUBLICENSEE;

               WHEREAS, SUBLICENSEE is engaged in the preparation of an initial public offering of its securities and has determined that it would be in the best interests of its present and future shareholders to amend the Sublicense Agreement to terminate the "anti-dilution" rights granted by the SUBLICENSEE to the SUBLICENSOR in the original Sublicense Agreement as well as to clarify SUBLICENSEE'S rights to further sublicense and franchise its sublicense rights;

               WHEREAS, SUBLICENSOR currently owns 2,558,000 shares of the common stock of SUBLICENSEE and notwithstanding any dilution resulting from the contemplated initial public offering of SUBLICENSEE's common shares, SUBLICENSOR acknowledges that it will be a direct beneficiary and obtain material benefits as a result of SUBLICENSEE's public offering, which may include but not be limited to enhanced opportunities to earn royalties from licensed products sold by a well-capitalized SUBLICENSEE as well as increased marketing awareness and brand recognition for its technology and licensed products which could result from the motorcycle sales, anticipated in part from the funds derived by SUBLICENSEE'S contemplated initial public offering;

               WHEREAS, SUBLICENSOR and SUBLICENSEE desire and intend to set forth in this Amendment the express modifications to the Sublicense Agreement that shall govern their business relationship.

               NOW, THEREFORE, in consideration of the premises and covenants, and other good and valuable consideration, and the mutual promises of the performance of the undertakings set forth herein, it is agreed by and among the SUBLICENSOR and SUBLICENSEE as follows:

See notes to financial statements                                            23

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     I. AMENDMENT OF SUBLICENSE AGREEMENT.

          Subject to the terms and conditions set forth herein, SUBLICENSOR and SUBLICENSEE agree to amend the Sublicense Agreement in the following manner:

                  1. ARTICLE 1.14, SOLD UNIT, shall be amended by deleting
      Article 1.14 in its entirety and substituting the following new Article
      1.14 in lieu thereof:

                  1.14.(A) Manufactured Unit shall mean a Licensed Product that has completed the manufacturing process by a permitted sublicensee or franchisee of SUBLICENSEE under the terms of this Agreement and as a result, is included in the determination of royalty payments due and owing to SUBLICENSOR pursuant to the terms of this Agreement.

                           (B) Sold Unit shall mean a Licensed Product that has
                  been sold by SUBLICENSEE under the terms of this Agreement and the sales price from such sale has been received or collected by the SUBLICENSEE and as a result, is included in the DETERMINATION OF ROYALTY PAYMENTS DUE AND OWING TO SUBLICENSOR pursuant to the terms of this Agreement.

                  2. ARTICLE 2.1, LICENSES GRANTED TO LICENSEE, shall be amended by deleting Article 2.1 in its entirety and substituting the following new
      Article 2.1 in lieu thereof:

                  2.1 SUBLICENSES GRANTED TO SUBLICENSEE
                  Subject to the terms and conditions set forth herein, for a sublicense period equal to the duration of the Patents commencing upon the Payment Date, as defined in Section 5.1 (the "Sublicense Period"), unless terminated pursuant to
                  Article VIII, SUBLICENSOR hereby grants to SUBLICENSEE:

                  (a) Engines. An exclusive sublicense, with the right to grant further sublicenses and franchises to make, use or sell to others, throughout the Territory within the Field of Use under the Patent Rights and Technical Information subject to the payment of royalties as provided herein, to make or retrofit motorcycle engines that incorporate the CSRV Valve System in accordance with the Technical Specifications, and to sell, lease or otherwise dispose of such motorcycle engines; and

                  (b) CSRV Valve Seals.Within the limitations set forth in subsections 2.1(a), a non-exclusive sublicense to use CSRV Valve Seals solely in the manufacture of CSRV Valve Systems for incorporation into motorcycle engines throughout the Territory within the Field of Use under the Patent Rights and Technical Information subject to the payment of royalties as provided herein.

                  3. ARTICLE 5.1, Licensing Fee, 5.2, Royalties, 5.3, and 5.7 Books and Records, shall be amended by deleting Articles 5.1, 5.2, 5.3 and
      5.7 in their entirety and substituting the following new Articles 5.1, 5.2, 5.3 and 5.7 in lieu thereof:

                  5.1 - Sublicensing Fee and Undertakings.

                  In consideration of the rights granted under the Sublicense Agreement, SUBLICENSEE paid to SUBLICENSOR a Sublicensing Fee of 2,550,000 shares of SUBLICENSEE'S common stock and granted to SUBLICENSOR an antidilution right to maintain a 50%+


See notes to financial statements                                            24

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                  ownership position in SUBLICENSEE'S securities. SUBLICENSOR and SUBLICENSEE hereby agree to terminate the antidilution rights granted to SUBLICENSOR in the Sublicense Agreement, effective immediately. As consideration for the expansion of its sublicense rights granted to it by SUBLICENSOR in this Amendment, SUBLICENSEE and SUBLICENSOR agree as follows:

                  (a) SUBLICENSEE hereby agrees to issue to SUBLICENSOR an additional 1,000,000 shares of its common stock as partial consideration for the expanded sublicense rights granted to it in this Amendment;

                  (b) SUBLICENSEE further agrees to utilize its best efforts to register 1,000,000 shares of its common stock transferred and paid to SUBLICENSOR and to include such shares in the Form SB-2 registration statement SUBLICENSEE has filed with the U.S. Securities and Exchange Commission and which is currently under review;

                  (c) SUBLICENSEE acknowledges that it is the intent of SUBLICENSOR to distribute the subject 1,000,000 shares to its shareholders of record as a stock dividend following their registration under the Securities Act of 1933, provided, that the subject registration statement, including the subject 1,000,000 shares, is declared effective by the Securities and Exchange Commission and its intended distribution to SUBLICENSOR'S shareholders is in compliance with applicable state securities laws;

                  (d) In the event the SUBLICENSEE'S registration statement, including the 1,000,000 common shares, is not declared effective by the Securities and Exchange Commission on or before June 1, 2004, SUBLICENSEE'S obligations to continue its efforts to register said shares under the Securities Act of 1933 shall terminate, unless such obligation is extended by mutual agreement of SUBLICENSOR and SUBLICENSEE; (e) SUBLICENSEE agrees to take all necessary corporate action in order to register the 1,000,000 shares of its common stock under the Securities Act of 1933 on behalf of SUBLICENSOR in order to permit the lawful distribution of these shares to the shareholders of SUBLICENSOR;

                  (f) SUBLICENSOR shall utilize its best efforts to cooperate and assist SUBLICENSEE in the preparation of any documents necessary in order to facilitate the registration and distribution of the subject 1,000,000 common shares pursuant to the Securities Act of 1933 and applicable state securities laws.

                  SUBLICENSOR acknowledges its receipt of the Sublicensing Fee payment of 2,550,000 shares of SUBLICENSEE'S common stock pursuant to the Sublicense Agreement, and the additional 1,000,000 shares pursuant to this Amendment; SUBLICENSOR further agrees that such stock issuances to it represents the only payment and consideration that constitutes the Sublicensing Fee due and payable under the Sublicense Agreement and this Amendment. Accordingly, SUBLICENSOR further acknowledges that its equity ownership position in the SUBLICENSEE'S common stock shall be subject to further dilution for proper corporate purposes and that the common shares issuable to SUBLICENSOR under the Sublicense Agreement


See notes to financial statements                                            23

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                  and this Amendment do not bear any pre- emptive or similar rights.

                  5.2 - Royalties.

                  (a) In further consideration for the grant of the Sublicense described in Article II of the Sublicense Agreement, SUBLICENSEE and its further sublicensees and franchisees shall pay SUBICENSOR royalties as follows: in the case of the SUBLICENSEE, it shall pay a royalty to SUBLICENSOR for each Sold Unit in the amount of $25.00 per each 1,000 cc. within the Territory, and; in the case of a sublicensee or franchisee of SUBLICENSEE, it shall pay a royalty to SUBLICENSOR for each Manufactured Unit that has completed the manufacturing process in the Territory in the amount of $25.00 per each 1,000 cc. and shall accrue when a Licensed Product becomes a Manufactured Unit produced by a further sublicensee or franchisee of the SUBLICENSEE. The royalties provided for in this Section 5.2 shall be payable with respect to each Sold Unit by SUBLICENSEE sold within the Territory and with respect to each Manufactured Unit produced by a further sublicensee or franchisee of the SUBLICENSEE within the Territory.

                  (b) Except as otherwise specified, the royalty payments required by Section 5.2 shall accrue, in the case of the SUBLICENSEE when a Licensed Product becomes a Sold Unit and, in the case of a further sublicensee or franchisee of SUBLICENSEE, shall accrue when a Licensed Product becomes a Manufactured Unit.

                  5.3 - SUBLICENSEE or a further sublicensee or franchisee of SUBLICENSEE, as the case may be, shall pay the royalties accruing during each Payment Computation Period (consisting of each day during each calendar month for each calendar year, including the first and the last day of each calendar month), ten (10) days after the end of such Payment Computation Period and such payment shall be accompanied by a royalty report stating the following:

                  (a) in the case of the SUBLICENSEE, the number of Sold Units of each Licensed Product type sold during such Payment Computation Period, and in the case of a further SUBLICENSEE or franchisee of the SUBLICENSEE, the number of Manufactured Units of each Licensed Product type manufactured during such Payment Computation Period; and

                  (b) the amount of the royalty payment due for each such Licensed Product during each such Payment Computation Period, broken down to reflect the derivation of such amount.

                  5.7 - BOOKS AND RECORDS.

                  Until five (5) years after the termination of the Sublicense Period, SUBLICENSEE shall keep full and accurate books and records setting forth the sales records and the amount of compensation payable with respect to the Sold Units of each Licensed Product. In the case of a further sublicensee or franchisee of SUBLICENSEE, SUBLICENSEE shall cause each such further sublicensee and franchisee to keep full and accurate books and records setting forth the manufacturing records and the amount of compensation payable with respect to the Manufactured Units of each Licensed Product. SUBLICENSEE and its further sublicensees and franchisees shall permit an independent certified public accountant selected by SUBLICENSOR to examine such books and records, upon reasonable notice during working hours, at any time, but not later than two (2) years following the payment in question, for the

See notes to financial statements                                            26

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                  purpose of verifying the reports, accounting and payments
                  required by this Sublicense Agreement.

     II. RATIFICATION AND CONFIRMATION OF BALANCE OF TERMS AND PROVISIONS OF SUBLICENSE AGREEMENT

         SUBLICENSOR and SUBLICENSEE hereby ratify and confirm all of the terms and provisions of the Sublicense Agreement not expressly modified by this Amendment and incorporate by reference all of such terms and provisions into this Amendment as if set forth herein in their entirety.

          IN WITNESS WHEREOF, the SUBLICENSOR and SUBLICENSEE have executed this Amendment as of the day, month and year first above written.

                                  SUBLICENSOR:

                                  COATES INTERNATIONAL, LTD.


                                  By: /s/ George J. Coates
                                     ----------------------
                                     George J. Coates, President


                                  SUBLICENSEE:

                                  COATES MOTORCYCLE COMPANY, LTD.

                                  By: /s/ Gregory G. Coates
                                      ------------------------
                                      Gregory G. Coates, President







AMENDMENT NO. 1 to Sublicense and License Agr 04-05-04 no sigs


See notes to financial statements                                            27